UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2007

Commission File Number 0-27958

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-3368271
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2399 26th Avenue North, St. Petersburg, Florida	33713
(Address of principal executive offices)	(Zip Code)

(727) 822-4411

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective September 6, 2007, we entered into a Master Lease Amendment with Wal-Pat, LLC, an entity owned by Robert Amerson and Steven Clark, which eliminates annual lease escalation provisions. In addition, Wal-Pat is required to notify us at least thirty (30) days in advance of any future proposed sale of any of the premises or a proposed sale of a majority of the equity interests in Wal-Pat. In such event, we have the right to accept, renegotiate or terminate the leases. We have a future right of first refusal in connection with a sale of the leased Wal-Pat facilities. In the event of a future sale of Flanders, which includes a merger, sale of substantially all of our assets or acquisition of greater than 50% of our shares, by parties other than Mr. Clark or Mr. Amerson, then Flanders is granted the right to terminate or renegotiate the terms of the Wal-Pat leases. We also have a fair market value purchase option for the facilities we lease from Wal-Pat. See the attached Master Lease Amendment filed as Exhibit for additional information, the terms of which are incorporated herein by reference. A form of the original Wal-Pat lease is also filed as Exhibit for reference purposes.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 6, 2007	FLANDERS CORPORATION
	By:	/s/ Robert R. Amerson
Chief Executive Officer

EXHIBIT INDEX

99.1	Master Lease Amendment between Wal-Pat, LLC and Flanders/Precisionaire Corp.

99.2	Form of Lease Agreement between Wal-Pat, LLC and Flanders/Precisionaire Corp.

2